AMENDMENT NO. 9
PARTICIPATION AGREEMENT
      The Participation Agreement (the “Agreement”), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, “LIFE COMPANY”) and Hartford Securities Distribution Company, Inc., a Connecticut corporation (“UNDERWRITER”), is hereby amended as follows:
1. The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.
2. This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.
3. Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
4. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
5. This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009.

AIM VARIABLE INSURANCE FUNDS

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

By: Name:	/s/ John S. Cooper John S. Cooper
Title:	President

HARTFORD LIFE INSURANCE COMPANY

By: Name:	/s/ Robert Arena Robert Arena
Title:	EVP

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: Name:	/s/ Robert Arena Robert Arena
Title:	EVP

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By: Name:	/s/ Robert Arena Robert Arena
Title:	EVP

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (cont’d):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II
Series III-D
Series III-WF

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